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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): JULY 16, 2001



                                   CONOCO INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                        1-14521               51-0370352
(State or other jurisdiction of          (Commission          (I.R.S. Employer
        incorporation)                  File Number)         Identification No.)


                          600 NORTH DAIRY ASHFORD ROAD
                              HOUSTON, TEXAS 77079
              (Address of principal executive offices and zip code)


        Registrant's telephone number, including area code: 281-293-1000


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On July 16, 2001, Conoco Inc. ("Conoco"), through its indirect wholly owned subsidiary Conoco Northern Inc. ("Conoco Northern"), completed the acquisition of all the ordinary shares of Gulf Canada Resources Limited, now known as Conoco Canada Resources Limited ("CCRL"), pursuant to (i) an offer to purchase all the outstanding CCRL ordinary shares for C$12.40 in cash for each ordinary share (the "Offer") and (ii) a subsequent acquisition transaction under
Section 206 of the Canada Business Corporations Act pursuant to which Conoco acquired the remaining CCRL ordinary shares for C$12.40 in cash for each ordinary share not acquired by it pursuant to the Offer. The Offer was made pursuant to a Support Agreement dated May 28, 2001 (the "Support Agreement") between Conoco, Conoco Northern and CCRL. The consideration paid by Conoco for the outstanding shares of CCRL was determined by negotiations between Conoco and CCRL at arms'-length.

                  Through Conoco's acquisition of CCRL, Conoco also acquired indirect ownership of 63,650,000 common shares of Gulf Indonesia Resources Limited, a New Brunswick corporation.

                  To fund the acquisition of the CCRL ordinary shares, Conoco borrowed U.S.$4.5 billion pursuant to a Credit Agreement, dated June 29, 2001 (the "Credit Agreement"), between Conoco, Conoco Funding Company, The Chase Manhattan Bank, Bank of America, N.A., Citibank, N.A., Deutsche Bank AG New York Branch, Deutsche Bank AG New York Branch and/or Cayman Islands Branch, The Royal Bank of Scotland plc and Credit Suisse First Boston. Conoco funded the remaining U.S.$43.0 million of the total consideration paid to the former CCRL shareholders out of cash on hand.

                  CCRL, the ordinary shares of which were previously publicly traded, is a Canadian based independent exploration and production company with primary operations in Western Canada, Indonesia, the Netherlands and Ecuador. Conoco currently intends to continue these business activities of CCRL. There were no material relationships between Conoco and CCRL prior to the consummation of the Offer.

                  The descriptions of the Support Agreement and the Credit Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Support Agreement and the Credit Agreement, which are filed herewith as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

                  Provision of financial statements of the business acquired required by this item within 15 days is impracticable. The required financial information will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Report is required to be filed.


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         (b)      Pro Forma Financial Information.

                  Provision of pro forma financial information required by this item within 15 days is impracticable. The required pro forma financial information will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Report is required to be filed.

         (c)      Exhibits.

         2.1      -   Support Agreement among Conoco, Conoco Northern and CCRL
                      dated May 28, 2001 (incorporated by reference to Exhibit 1 of the Schedule 13D filed by Conoco and CCRL on July 26, 2001 with respect to Common Shares of Gulf Indonesia
                      Resources Limited, SEC File No. 5-61793 (the "Schedule
                      13D")).

         99.1     -   Credit Agreement among Conoco, Conoco Funding Company,
                      The Chase Manhattan Bank, Bank of America, N.A., Citibank,
                      N.A., Deutsche Bank AG New York Branch, Deutsche Bank AG
                      New York Branch and/or Cayman Islands Branch, The Royal
                      Bank of Scotland plc and Credit Suisse First Boston dated
                      June 29, 2001 (incorporated by reference to Exhibit 2 of the Schedule 13D).





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CONOCO INC.



                                       By: /s/ W. DAVID WELCH
                                          --------------------------------------
                                          Name:  W. David Welch
                                          Title: Controller


Date:    July 31, 2001



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